November 7, 2016

China Health Industries Holdings, Inc.
168 Binbei Street, Songbei District, Harbin City
Heilongjiang Province
People’s Republic of China 150028

Re:	Registration Statement on Form S-8 of up to 6,000,000 shares of Common Stock of China Health Industries Holdings, Inc.

Ladies and Gentlemen:

This opinion letter is furnished in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) of China Health Industries Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, relating to the registration of 6,000,000 shares (the “2015 Plan Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company issuable pursuant to the Company’s 2015 Equity Incentive Plan, dated as of March 27, 2015 (the “2015 Plan”). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection therewith and for the purposes of giving the opinion hereinafter set forth, we have examined such matters of law and relied upon the originals, or copies certified or otherwise identified to our satisfaction of such documents, corporate records and such other documents, as we have considered necessary or appropriate for the purposes of this opinion, including the Certificate of Incorporation, the By-Laws of the Company (each as currently in effect), the Registration Statement and the 2015 Plan. In our examination, we have assumed the genuineness of all signatures on original documents, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to matters of fact material to the opinion set forth below, we have relied, without independent verification, on the certificates of officers of the Company.

For purposes of the opinion set forth below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the 2015 Plan Shares are issued.

Upon the basis of such examination, and in reliance thereon, and subject to the assumptions stated, we are of the opinion that the 2015 Plan Shares have been duly authorized by all necessary corporate action, and, when issued and delivered in accordance with the 2015 Plan, the 2015 Plan Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

November 7, 2016

We are qualified to practice law in the State of New York. We express no opinion as to, and, for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York and, to the extent expressly set forth herein, the federal laws of the United States of America and the State of Delaware. While we are not admitted to the Bar in Delaware, based upon our practice or representation of corporations incorporated under the laws of the State of Delaware, we believe that we have the requisite familiarity to render the opinions set forth herein insofar as they relate to matters governed by Delaware General Corporation Law (the “DGCL”), the applicable provisions of the Delaware Constitution and the reported decisions interpreting of the DGCL and the applicable provisions of the Delaware Constitution. This opinion is limited to the effect of the current state of DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

This opinion letter is rendered as of the date first written above, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the 2015 Plan, or the 2015 Plan Shares.

Very truly yours,

/s/ Pryor Cashman LLP